HUNTINGTON STRATEGY SHARES

POWER OF ATTORNEY

 Each  person whose signature appears below hereby constitutes and appoints the Secretary  and  Assistant  Secretaries of THE HUNTINGTON STRATEGY SHARES and each of them, their true and lawful attorneys-in-fact and  agents,  with  full  power of substitution and resubstitution for them and in their names, place and stead, in any  and  all  capacities,  to  sign  any and all documents to be filed with the Securities and Exchange Commission pursuant  to  the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic  disclosure  system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each  of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

/s/ B. Randolph Bateman

Date:

November 17, 2010

Name:  B. Randolph Bateman

Title:  Trustee and President